Exhibit 3.46

Delaware	PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “KW 2012B LLC”, FILED IN THIS OFFICE ON THE NINETEENTH DAY OF OCTOBER, A.D. 2012, AT 5:32 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
5230569 8100	Jeffrey W. Bullock, Secretary of State
121148896	AUTHENTICATION: 9935538
You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE: 10-23-12

State of Delaware Secretary of State Division of Corporations Delivered 06:20 PM 10/19/2012 FILED 05:32 PM 10/19/2012 SRV 121148896 - 5230569 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

First: The name of the limited liability company is KW 2012B LLC

Second: The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington. Zip code 19801. The name of its Registered agent at such address is The Corporation Trust Company

Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is                                 .”)

Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 19th day of October, 2012.

By:	/s/ Kent Mouton
Authorized Person (s)

Name: Kent Mouton

Delaware	PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “KW 2012B LLC”, CHANGING ITS NAME FROM “KW 2012B LLC” TO “KWF MANAGER XI, LLC”, FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF NOVEMBER, A.D. 2012, AT 4 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 0008055 DATE: 11-26-12
5230569 8100
121254860
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 06:09 PM 11/21/2012 FILED 04:00 PM 11/21/2012 SRV 121254860 - 5230569 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

l.	Name of Limited Liability Company: KW 2012B LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

KWF Manager XI, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 21st day of November, A.D. 2012.

By:	/s/ Kent Mouton
Authorized Person(s)

Name:	Kent Mouton
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